EXHIBIT 23.1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1466 N. HIGHWAY 89 STE. 230

FARMINGTON, UTAH 84025

_______________

(801) 447-9572 FAX (801) 447-9578

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Airborne Wireless Network

4115 Guardian Street,

Suite C

Simi Valley, California 93063

As independent registered public accountants, we hereby consent to the use of our report dated December 13, 2016, with respect to the August 31, 2016 financial statements of Airborne Wireless Network, in its registration statement on Form S-1. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

August 31, 2017